UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
August 19, 2008
PROXYMED, INC.
(Exact name of registrant as specified in its charter)

Florida	000-22052	65-0202059
(State or other jurisdiction of	(Commission File No.)	(IRS Employer Identification
incorporation)		No.)
1854 Shackleford Court, Suite 200,
Norcross, Georgia 30093-2924
(Address of principal executive offices)
(770) 806-9918
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03. Bankruptcy or Receivership.
     As previously reported, ProxyMed, Inc. d/b/a MedAvant Healthcare Solutions (the “Company”) and its wholly owned subsidiaries ProxyMed Transaction Services, Inc. and ProxyMed Lab Services LLC (collectively, the “Debtors”) filed voluntary petitions seeking reorganization relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (Case No. 01-11551) (the “Chapter 11 Cases”). In addition, as previously reported, on July 23, 2008, in connection with the Chapter 11 Cases, the Debtors entered into a post-petition financing arrangement with Laurus Master Fund, Ltd. (“Laurus”), which provides debtor-in-possession financing composed of a revolving credit facility of $8.1 million, of which $2.9 million represents new credit available to the Company, on the same terms and conditions as the Debtors’ prior credit facility with Laurus, as modified by the order of the Bankruptcy Court (the “DIP Credit Facility”). The Bankruptcy Court approved the DIP Credit Facility on an interim basis on July 24, 2008. On August 20, 2008, the Bankruptcy Court entered an order granting final approval of the DIP Credit Facility.
     A copy of the Bankruptcy Court’s order granting such final approval of the DIP Credit Facility is attached hereto as Exhibit 10.61 to this Current Report on Form 8-K and is incorporated herein by reference. In addition, a copy of the DIP Credit Facility is attached as Exhibit 10.59 to the Company’s Current Report on Form 8-K, filed with the SEC on July 29, 2008, and is incorporated herein by reference.
Item 8.01 Other Events.
     On August 19, 2008, the Company issued a press release announcing the Bankruptcy Court’s final approval of the DIP Credit Facility during a hearing before the Bankruptcy Court on that same date. A copy of such press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Description
10.61	Final Order (I) Authorizing (A) Secured Post-Petition Financing Pursuant to 11 U.S.C. §§ 105, 361, 362, and 364(c) and (d); (B) Granting Security Interests, Superpriority Claims and Adequate Protection; and (C) Use of Cash Collateral and (II) Scheduling a Final Hearing Pursuant to Bankruptcy Rule 4001(C)

99.1	Press Release of MedAvant, dated August 19, 2008, announcing final approval of DIP Credit Facility.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ProxyMed, Inc.
Date: August 22, 2008	/s/ Peter E. Fleming, III
Peter E. Fleming, III
Chief Executive Officer